Exhibit 10.15

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (the “Agreement”) is by and between Gregg Linn (“Executive”) and Avant Diagnostics, Inc., a Nevada corporation (the “Company”).

WHEREAS, Executive’s status as an employee and director of the Company will end effective on June 2, 2017 (the “Termination Date”); and

WHEREAS, Executive and the Company desire to assure a smooth and effective transition of Executive’s duties and to wind-up their employment relationship amicably; and

WHEREAS, the payments and benefits being made available to Executive pursuant to this Agreement are intended to satisfy all outstanding obligations under that certain Executive Employment Agreement dated October 1, 2014, between Executive and the Company (the “Employment Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, Executive and the Company, intending to be legally bound, hereby agree as follows:

1. Termination Date. Executive acknowledges that his status as an employee director and officer of the Company will end on the Termination Date. Executive understands that this Agreement is only effective if it is executed on or before June 2, 2017. Executive has seven (7) days after Executive signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has not been revoked by Executive before that date (the “Effective Date”).

2. Separation Payments and Benefits. Without admission of any liability, fact or claim, the Company hereby agrees, subject to Executive’s timely execution and non-revocation hereof and Executive’s compliance with Executive’s obligations pursuant to this Agreement and the Surviving Provisions, to provide Executive the severance payments and benefits set forth below:

(a) Severance Payments.

i. The Company shall pay Executive a lump sum cash payment of $30,000 on the Effective Date by wire transfer to such account as mutually agreed upon between the parties.

ii. On the Effective Date, the Company shall reimburse Executive for expenses paid on behalf of the Company in the amount of $5,378.41 in accordance with the following schedule: (i) $2,500 on the Effective Date and (ii) $2,878.41 to be paid out of the proceeds of first closing of the next financing of the Company’s equity and/or debt securities to be consummated after the completion of the Financing (as defined below), by wire transfer to such account as mutually agreed upon between the parties.

iii. Upon the earlier of: (i) the Company reporting its first net profit on a quarterly basis equal to or exceeding $1,000,000 (as determined in accordance with Generally Accepted Accounting Principles), (ii) the Company’s commencement of trading any of its securities on a national securities exchange or (iii) the Company receiving in excess of $2,500,000 in aggregate gross proceeds from the sale of its securities on or after the Termination Date (including any securities issued in the Financing as well as the exercise of any derivative securities for cash on or after the Termination Date) (each of (i), (ii) or (iii), a “Triggering Event”), the Company shall pay Executive a lump sum cash payment of $180,000 within three (3) business days of the date such Triggering Event occurs.

(b) Benefits Coverage. If Executive is enrolled in the Company’s group medical, vision and/or dental plans on the Termination Date, Executive may elect to continue Executive’s participation and that of Executive’s eligible dependents in those plans for a period of time under COBRA. Executive may make such an election whether or not Executive accepts this Agreement. If Executive timely elects to continue Executive’s participation and/or that of Executive’s eligible dependents in such plans, Executive shall pay the full premium cost himself. To the extent any such group plan can be transferred to another entity controlled by Executive, the parties will work in good faith to honor any requested transfer of such plan at the request of Executive.

(c) Equity Awards. On the Termination Date, the Company shall issue Executive 15,000,000 restricted shares of the Company’s common stock (“Equity Issue”) in accordance with the terms of that certain restricted stock award agreement, a copy of which is attached hereto as Exhibit A. The shares of the Company’s common stock issuable to Executive in accordance with this Section shall vest quarterly over three (3) years from the Termination Date.

(d) Lockup Agreement. Executive acknowledges and agrees that the lock-up agreement, dated May 11, 2016, a copy of which is attached hereto as Exhibit B (the “Lock-Up Agreement”) is enforceable against Executive in accordance with its terms and any shares of the Company’s common stock currently held by Executive including the Equity Issue shall be subject to the provisions of such Lock-Up Agreement on or after the Termination Date.

(e) Piggyback Registration Rights. Within one (1) year of the Termination Date, the Company shall use its commercially reasonable efforts to include on the next registration statement the Company files with SEC for a primary offering (excluding any securities to be included on Form S-4 or S-8) of its equity securities (or on the subsequent registration statement if such registration statement is withdrawn) such number of shares of the Company’s common stock held by the Executive and/or his assigns equal to eight percent (8%) of the aggregate value of the securities to be included on such registration statement (the “Registrable Securities”). Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act of 1933 (the “Securities Act”), until the first to occur of: (A) the date that is one (1) year from the date the registration statement is declared effective by the Securities and Exchange Commission (the “SEC”) and (B) the date that all Registrable Securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 (the “Effectiveness Period”). Notwithstanding the registration obligations set forth in this Section, if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 promulgated under the Securities Act, be registered for resale on a single registration statement, the Company agrees to promptly inform Executive and use its commercially reasonable efforts to file amendments to any registration statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-1 or such other form available to register for resale the Registrable Securities; provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with any (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the Securities Act (collectively, “SEC Guidance”), including without limitation, Compliance and Disclosure Interpretation 612.09. Notwithstanding any other provision of this Agreement, if the SEC or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular registration statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by Executive as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced to such amount as allowed under SEC Guidance. In the event of a cutback hereunder, the Company shall give the Executive at least five (5) business days prior written notice. In the event the Company amends the registration statement in accordance with the foregoing, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1 or such other form available to register for resale those Registrable Securities that were not registered on any prior registration statement filed with the SEC. In addition, if any rights granted pursuant to this Section involves the inclusion of securities in connection with an underwritten offering, and the managing underwriter (or, in the case of an offering that is not underwritten, an investment banker) shall advise the Company that, in its opinion, the number of securities requested and otherwise proposed to be included on such registration statement exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such Registration to the extent of the number which the Company is so advised can be sold in such offering, first, the securities the Company proposes to sell for its own account on such registration statement and second, the Registrable Securities of the Executive requesting to be included on such registration statement.

(f) Voting Standstill for the Series B Preferred Stock. Executive acknowledges and agrees that he is the sole holder of all shares of the Company’s preferred stock that is outstanding as of the Termination Date (the “Preferred Shares”). Beginning on the Termination Date through the date the Company sells its equity and/or debt securities for aggregate gross proceeds equal to at least $400,000 (the “Financing”), which Financing shall occur on or prior to the 60th calendar day after the Termination Date, Executive will not, directly or indirectly, without the prior written consent of Infusion 51a, LP (“Infusion”), vote, or otherwise exercise and rights associated with, the Preferred Shares.  In addition, Executive agrees not to sell, transfer, assign, offer, pledge, directly or indirectly, any of Preferred Shares.  Executive further represents that there is no other class or series of Preferred Stock issued by the Company. Executive acknowledges and agrees that appropriate remedy at law for a breach or threatened breach of any of the this voting restriction would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by Executive it is agreed that, in addition to its remedy at law, the Company or Infusion shall be entitled, without posting any bond, to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Upon the consummation of the Financing, Executive acknowledges and agrees that all Preferred Shares shall be cancelled and forfeited and shall have no further force and effect.

(g) Theranostics Litigation. Executive is aware that prior to the Termination Date, he was named as a party to that certain litigation entitled, John G. Hartwell et al v. Avant Diagnostics, Inc., et. al., Case No. 432180-V (the “Litigation”), filed in the Circuit Court for Montgomery County, Maryland (the “Court”). Executive understands and agrees that after the Termination Date, the Company shall take commercially reasonable efforts to settle the Litigation with the appropriate parties and have such Litigation dismissed from the Court as soon as reasonable practicable. To the plaintiffs re-commence the Litigation in Court, the Company agrees and acknowledges that it will indemnify Executive to the fullest extent permitted by law and pursuant to the Surviving Provisions (as defined below) in connection with the Litigation.

(h) Taxes. Executive understands and agrees that all payments under this Agreement, except for any expense reimbursement, will be subject to appropriate tax withholding and other deductions, as and to the extent required by law.

(i) Sole Separation Benefit. Executive agrees that the payments and benefits provided by this Agreement are not required under the Company’s normal policies and procedures and are provided solely in connection with this Agreement. Executive further acknowledges and agrees that the payments and benefits referenced in this Agreement constitute adequate and valuable consideration, in and of themselves, for the promises contained in this Agreement.

(j) Continued Obligations. Executive acknowledges and agrees that Executive shall continue to be subject to, and abide by, Section 6.01 (Competition/Solicitation) and Section 6.02 (Confidential Information) of the Employment Agreement (collectively, the “Surviving Provisions”), which shall continue to apply and remain in full force and effect. The Executive further acknowledges and agrees that in order to comply with the Surviving Provisions, from and after the Termination Date, Executive may not at any time nor in any venue speak about, present or author any materials with respect to the Company or its products without the Company’s advance written consent, whether at medical, clinical, investor or analyst presentations or otherwise, except upon request and at the direction of the Company, other than (i) to his legal counsel or tax or financial advisors, (ii) as required by law or legal process, (iii) to the limited extent necessary to defend himself against any claims (x) brought by the Company or (y) in relation to his work for the Company, (iv) statements made by Executive regarding the Company and/or its products that do not breach the Surviving Provisions or Section 6(b) hereof, or (v) statements made by Executive regarding (a) Executive's former position, titles, achievements, duties or responsibilities with the Company or any of its subsidiaries, or (b) Executive's role at the Company and/or role with respect to any Company products on which Executive worked, provided that (x) in the case of clauses (a) and (b), such statements do not breach any of the Surviving Provisions or Section 6(b) of this Agreement, and (y) in the case of clause (b), such statements contain only information about the Company or any of its products that is in the public domain or generally known within the industry. (the foregoing clauses (i) through and including (v), the “Exceptions”)). In addition, the Executive agrees that, if asked about the Company or its products by a third party having no involvement in Executive’s performance of his obligations under Section 6(c), Executive will state that he is not an employee of the Company and, unless permitted by one of the Exceptions (i) – (iii) or (v), will defer the question to the Company for response. If the Company believes that Executive has breached any provision of this Agreement or the Surviving Provisions, then it shall provide Executive with written notice of such alleged breach within 30 days after it has knowledge of the occurrence thereof and shall provide Executive with 30 days to cure such alleged breach (any breach so cured shall not be deemed a breach of this Agreement or any of the Surviving Provisions). If the Executive breaches this Agreement or any of the Surviving Provisions, and fails to cure said breach, the Company shall have no further obligation to provide any payments pursuant to this Agreement, and all unvested stock shall be forfeited.

3. Full Payment; Termination of Employment Agreement. Other than as set forth in Section 2 above, Executive shall not be entitled to any other payments including but not limited to bonuses, reimbursements, commissions, or other cash or non-cash awards, penalties, interest or attorneys’ fees, and Executive expressly represents that Executive has been compensated for all monies owed to Executive from Executive’s employment with the Company. On the Termination Date, all provisions of the Employment Agreement, other than the Surviving Provisions and Section 9.02 of the Employment Agreement, shall terminate and Executive shall have no further rights thereunder.

4. General Release. As a material inducement for the Company to enter into this Agreement, and in exchange for the performance of the Company’s obligations under this Agreement provided for herein, Executive knowingly and voluntarily waives and releases all rights and claims, known and unknown, which Executive may have against the Company or any of its respective subsidiaries, affiliates or successors, or any of their current or former officers, directors, managers, employees, shareholders, agents, insurance carriers, auditors, accountants, attorneys or representatives (collectively, the “Releasees”), including any and all charges, complaints, claims, liabilities, obligations, promises, agreements, contracts, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any kind. This includes, but is not limited to, any claim to any equity-based or similar type of award or incentive with respect to the Releasees, including any claim for benefits under any stock option or other equity-based incentive plan of the Releasees (or any related agreement, arrangement or understanding with any Releasee); any claim to accelerated vesting or post-termination or severance benefits or payments that are or may become payable under any plan, arrangement, policy and agreement between Executive and the Company, including, without limitation, the Employment Agreement, each stock option agreement entered into between Executive and the Company and any agreement or policy with the Company under which Executive benefits, and any claims for employment discrimination, harassment, wrongful termination, constructive termination, violation of public policy, breach of any express or implied contract, breach of any implied covenant, fraud, intentional or negligent misrepresentation, emotional distress, defamation, or any other claims, actual or potential, which in any way arise from or are related to Executive’s relationship with the Company, including, without limitation, relating to Executive’s compensation, the termination of the employment relationship, or any other conduct of the Company occurring prior to the execution of this Agreement. This also includes a release of any claims under any federal, state or local laws or regulations, including, but not limited to Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; The Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Executive Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the Federal False Claims Act, as amended, 31 U.S.C. §§ 3729 et seq.; the Dodd-Frank Wall Street Reform and Consumer Protection Act; the Arizona Constitution, the Arizona Civil Rights Act, the Arizona Employment Protection Act, Arizona’s wage and hour statutes, ; and any other federal, state or local laws of similar effect. Notwithstanding the generality of the foregoing, Executive does not release any claims which Executive may have to the following (collectively, the “Unreleased Claims”): (i) claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, (ii) Executive’s right to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA, (iii) Executive’s right to any payments and benefits under this Agreement (including, without limitation, any of the payments and benefits set forth in Section 2), (iv) Executive’s right to vested benefits under the benefit plans of any Releasee, (v) Executive’s right to indemnification pursuant to Section 9.02 of the Employment Agreement and (vi) Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment. The matters that are the subject of the releases referred to in this Section 4 (and, for the avoidance of doubt, excluding any Unreleased Claims) shall be referred to collectively as the “Released Matters.”

5. Acknowledgements Related to ADEA. Executive understands and acknowledges that:

(a) This Agreement constitutes a voluntary waiver of any and all rights and claims Executive has against the Releases, or any of them, as of the date Executive executes this Agreement, for claims arising under the Age Discrimination in Employment Act, 29 U.S.C. 621, et seq.

(b) Executive has waived rights or claims pursuant to this Agreement and in exchange for consideration, the value of which exceeds payment or remuneration to which Executive was already entitled.

(c) Executive is hereby advised to consult with an attorney of Executive’s choosing concerning this Agreement prior to executing it.

(d) Executive has been afforded a period of twenty-one (21) days to consider the terms of this Agreement, as required by the Older Workers Benefits Protection Act, and in the event Executive should decide to execute this Agreement in fewer than twenty-one (21) days, Executive has done so with the express understanding that Executive has been given and declined the opportunity to consider this Agreement for a full twenty-one (21) days, and waives the balance of the twenty-one (21) day period.

(e) Executive may revoke this Agreement at any time during the seven (7) days following the date of execution of this Agreement, and this Agreement shall not become effective or enforceable until such revocation period has expired. Executive understands that if Executive does not sign this Agreement or Executive signs and subsequently revokes this Agreement before it becomes effective, Executive shall not be entitled to any of the payments or benefits provided in Section 2 of this Agreement.

6. Transition; Non-Disparagement; Cooperation; Transfer of Company Property. Executive further agrees that:

(a) Transition. Both parties agree that it shall not make any internal or external communication addressing Executive’s separation without the other parties consent and agrees that if Company determines to develop and issue any internal or external communication regarding Executive’s separation, Executive may collaborate with Company regarding said communication.

(b) Non-Disparagement. Executive agrees that Executive shall not at any time disparage or encourage or induce others to disparage the Company, any of its subsidiaries, or any of their respective past and present, officers, directors, employees, products or services (the “Company Parties”). The Company agrees that it shall (i) instruct its present directors and officers not to disparage or encourage or induce others to disparage the Executive or his reputation (together, the “Executive Parties”) at any time during which they are employed by, or providing services to, the Company, and (ii) not cause or direct any of its past or present employees or independent contractors to disparage or encourage or induce others to disparage any of the Executive Parties. For purposes of this Section 6(b), the term “disparage” includes, without limitation, comments or statements to the press, to the Company’s or any subsidiaries’ employees or to any individual or entity with whom the Executive, the Company or any subsidiary thereof has a business relationship (including, without limitation, any vendor, supplier, customer or distributor), or any public statement, that in each case is intended to, or can be reasonably expected to, damage any of the Company Parties or the Executive Parties, as applicable. Notwithstanding the foregoing, nothing in this Section 6(b) shall prevent any person from making any truthful statement to the extent, but only to the extent (A) necessary with respect to any litigation, arbitration or mediation in the forum in which such litigation, arbitration or mediation properly takes place, or (B) required by law, legal process or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction over such person.

(c) Cooperation. Commencing on the date hereof and continuing during the eighteen (18) month period after the Termination Date (the “Cooperation Period”), Executive agrees to reasonably cooperate with the Company in its efforts to prosecute or defend itself against any claim, suit, demand or cause of action (not brought by the Company against Executive or by Executive against the Company) about which Executive has knowledge. Notwithstanding the immediately preceding sentence, following the Termination Date, (a) the Company shall provide Executive with advance written notice of such required cooperation within a reasonable period of time prior to the date on which such cooperation will be required, (b) such cooperation shall not create a conflict with any of Executive’s obligations or duties to his then current employer, (c) such cooperation shall be provided at times and locations, and in a manner, that are mutually agreed between the Company and Executive, (d) the Executive shall report to, and take direction from, only the Company’s Chief Executive Officer in providing the cooperation described above and (e) the Company shall reimburse Executive (in compliance with Code Section 409A) for all reasonable expenses incurred by him in complying with this Section 6(c), subject to appropriate itemization and substantiation of such expenses.

(d) Return of Company Property. Executive represents that on or before the Termination Date, Executive will return to the Company all written Confidential Information (as defined in the Employment Agreement) in Executive’s possession (including, but not limited to, Company-provided credit cards, building or office access cards, keys, computer or other business equipment, manuals, files, documents, records, software, employee database and other data), and that Executive will not retain any copies, compilations, extracts, excerpts, abstracts, summaries or other notes of any such manuals, files, documents, records, software, customer or employee database or other data files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company and which Executive had in Executive’s possession, custody or control, including any computers, cellular phones, tablets, PDAs or similar business equipment; and provided, further, that if Executive has inadvertently retained non-material Confidential Information or property of the Company (“Covered Information”), it shall not be a breach of this Agreement or any of the Surviving Provisions if (i) promptly after becoming aware of his possession of such Covered Information Executive returns it to the Company, (ii) Executive has not disclosed such Covered Information in violation of the Surviving Provisions, and (iii) no loss or damage that is more than de minimis has been caused to the Company as a result of Executive’s retention of such Covered Information. Notwithstanding this Section 6(d), the Company may provide Executive with Confidential Information and Company property in connection with his obligations under Section 6(c) hereof and Executive acknowledges and agrees that he shall return all such Confidential Information and Company property within ten (10) days after the end of Executive’s obligations under Section 6(c) hereof or such earlier date as is requested reasonably in advance in writing by the Company (with the same procedures to apply regarding the inadvertent retention of Covered Information as set forth in the immediately preceding sentence).

7. Executive Representations. Executive warrants and represents that (a) Executive has not filed or authorized the filing of any complaints, charges or lawsuits against the Company with any governmental agency or court regarding any claims released in this Agreement, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on Executive’s behalf, Executive will immediately cause it to be withdrawn and dismissed, (b) Executive has reported all hours worked as of the date of this Agreement and has been paid all compensation, wages, bonuses, commissions, and/or benefits to which Executive may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to Executive, except as provided in this Agreement, (c) Executive has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any state law counterpart, (d) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, (e) Executive is executing this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company, with full understanding of the terms and consequences, (f) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms and (g) the Executive agrees and acknowledges that in executing this Agreement he does not rely and has not relied on any representation or statement by any of the Company Parties with regard to the subject matter, basis or effect of this Agreement.

8. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties hereunder shall be governed by, the laws of New York, without regard to any principles of conflicts of laws.

9. Section 409A. It is intended that each installment of the payments provided hereunder constitute separate “payments” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i). It is further intended that payments hereunder satisfy, to the greatest extent possible, the exemption from the application of Code Section 409A provided under Treasury Regulation Section 1.409A-1(b)(4) (as a “short-term deferral”). To the extent that any provision of this Agreement is ambiguous as to its compliance with Code Section 409A, the provision will be read in such a manner so that all payments hereunder comply with Code Section 409A. To the extent any expense reimbursement or the provision of any in-kind benefit under this Agreement is determined to be subject to Code Section 409A, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement, or the amount of in-kind benefits to be provided, in any other calendar year (except for any lifetime or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year immediately following the calendar year in which Executive incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.

10. Non-Admission of Liability. This Agreement and the fact that it was offered are not and shall not in any way be construed as admissions by the Company that it violated any federal, state or local law, statute or regulation, or that it acted wrongfully with respect to the Executive or to any other person or entity in any manner. The Company specifically disclaims any liability to or wrongful acts against the Executive or any other person or entity.

11. Non-Admissibility. Neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by the Company or the Executive of any violation of any state, federal or local laws or regulations or any rules, regulations, criteria or standards of any regulatory body. This Agreement may be introduced, however, in any proceeding to enforce the Agreement.

12. Miscellaneous. This Agreement, together with the Surviving Provisions and Section 9.02 of the Employment Agreement, is the entire agreement between the parties with regard to the subject matter hereof. Executive and the Company acknowledge that there are no other agreements, written, oral or implied regarding such subject matter, and that neither the Company nor Executive may rely on any prior negotiations, discussions, representations or agreements regarding the subject matter hereof. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting the remainder of such provision or any of the remaining provisions of this Agreement. The Company represents that the Board of Directors of the Company has duly and validly authorized this Agreement. This Agreement may be modified only in writing, and such writing must be signed by both Executive and the Company and recited that it is intended to modify this Agreement.

13. Notice: All notices, requests, demands and other communications hereunder to either party shall be in writing and shall be delivered, either by hand, by facsimile, by overnight courier or by certified mail, return receipt requested, duly addressed as indicated below or to such changed address as the party may subsequently designate:

To the Company:

Avant Diagnostics, Inc.

8561 East Anderson Drive

Suite 104

Scottsdale, AZ 85225

Attention: Chief Executive Officer

with a copy to (which shall not constitute notice):

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, New York 10112

Attn: Stephen A. Cohen, Esq.

Email: scohen@sheppardmullin.com

To the Executive:

Gregg Linn

10994 East Beck Lane

Scottsdale, AZ 85225

Email:

14. Binding Effect: This Agreement shall be binding upon the Parties and upon their dependents, heirs, representatives, executors, administrators, successors and assigns, and shall inure to the benefit of the Parties and their respective dependents, heirs, representatives, executors, administrators, successors and assigns.

15. No Presumption. This Agreement shall be construed and interpreted as if all of its language were prepared jointly by the Executive and the Company. No language in this Agreement shall be construed against a party on the ground that such party drafted or proposed that language.

16. Execution of Counterparts. This Agreement may be executed in counterparts, but shall be construed as if signed in one document. Facsimile or electronically transmitted signatures shall be given the same force and effect as original signatures with the Parties to provide original signatures as soon as practicable.

17. Further Actions. The Company and Executive agree that in case at any time after the Termination Date any further action is necessary or desirable to carry out the purposes of this Agreement, including any documents requested by any underwriter or placement agent in connection with any offering of the Company’s equity and/or debt securities, each of the parties hereto will take such further action (including without limitation, the execution and delivery of such further instruments and documents) as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(signature page follows)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the dates indicated below.

EXECUTIVE

/s/ Gregg Linn
Gregg Linn
Date: June __, 2017

COMPANY

/s/ Gerald Commissiong
Name: Gerald Commissiong
Title: Executive Director
Date: June 7, 2017